                                                              [EXHIBIT (g)(7)]

                     IN THE UNITED STATES DISTRICT COURT
                   FOR THE EASTERN DISTRICT OF PENNSYLVANIA

NORFOLK SOUTHERN CORPORATION,            :
ET AL.,                                  :    CIVIL ACTION
   Plaintiffs                            :
                                         :
   v.                                    :
                                         :
CONRAIL INC., ET AL.,                    :    No. 96-7167
   Defendants                            :
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PETER D. FERRARA, ET AL.,                :
   Plaintiffs                            :
                                         :
   v.                                    :
                                         :
DAVID M. LEVAN, ET AL.,                  :    No. 96-7350
   Defendants                            :

                                  O R D E R

       Plaintiffs in the above-captioned cases have moved for a preliminary injunction, oral argument on the plaintiffs' motions has been held, and upon consideration of plaintiffs' motions, defendants' response thereto, and for the reasons stated on the record in open court, it is ORDERED that defendants are enjoined from failing to convene, and/or from postponing, and/or from adjourning the Special Meeting of Conrail Shareholders scheduled for Monday, December 23, 1996, by reason of Conrail or its nominees not having received sufficient proxies to assure approval of the proposal set forth in the "Notice of Special Meeting of Shareholders" and in the Proxy Materials to "opt-out" of Subchapters E, G, and H of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended.

       It is FURTHER ORDERED, for the reasons set forth on the record in open court, that no bond shall be required.

                        BY THE COURT:

                            /s/ Donald W. VanArtsdalen, S.J.
                            ----------------------------------------
                            Donald W. VanArtsdalen, S.J.

December 17, 1996